Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Hooker Furniture Corporation (the “Company”) Quarterly Report on Form 10-Q for the quarterly period ended April 29, 2012 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

a.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

b.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: June 6, 2012                                                                             By: /s/ Paul B. Toms, Jr.
      Paul B. Toms, Jr.
      Chairman and Chief Executive Officer

By:  /s/ Paul A. Huckfeldt
      Paul A. Huckfeldt
      Vice President - Finance and
      Accounting and Chief Financial Officer